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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at September 30, 1997       Filed
             (Unaudited, subject to adjustment)        herewith

   B         Statement of Income and Accumulated       Filed
             Deficit for the twelve months ended       herewith
             September 30, 1997 (Unaudited,
             subject to adjustment)

   C         Statement of Cash Flows for the           Filed
             twelve months ended September 30, 1997    herewith
             (Unaudited, subject to adjustment)